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                                                                    (EXHIBIT 21)

                                   UNIFI, INC.

                                  SUBSIDIARIES

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
Name                       Address                     Incorporation             Unifi Percentage of
                                                                                 Voting Securities Owned
--------------------------------------------------------------------------------------------------------

Unifi, FSC Ltd.            Agana, Guam                 Guam                      100%

Unifi Textured Yarns       Letterkenny, Ireland        Ireland                   100%
Europe, Ltd.

Unifi Dyed Yarns,          Manchester, England         United Kingdom            100%
Ltd.

Unifi International        Warwickshire, England       North Carolina            100%
Services, Inc.

Unifi International        Lyon, France                France                    100%
Services Europe

Unifi GmbH                 Oberkotzau, Germany         Germany                   100%

Unifi Italia, S.r.l.       Viale Andreis, Italy        Italy                     100%

Unifi Manufacturing,       Greensboro, NC              North Carolina            100%
Inc. ("UMI")

Unifi Sales &              Greensboro, NC              North Carolina            100%
Distribution, Inc.
("USD")

Unifi Manufacturing        Greensboro, NC              North Carolina            95%
Virginia, LLC                                                                    5% - UMI

Unifi Export Sales,        Greensboro, NC              North Carolina            95%
LLC ("UES")                                                                      5% - UMI

Unifi Technical            Mocksville, NC              North Carolina            100%
Fabrics, LLC

Unifi Technology           Charlotte, NC               North Carolina            98.09%  USD
Group, Inc.                                                                      1.91% Others

Unifi Textured             Greensboro, NC              North Carolina            85.42% - UMI
Polyester, LLC                                                                   14.58% - Burlington
                                                                                 Industries, Inc.
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
Unifi do Brasil, Ltda      San Paulo, Brazil          Brazil                   100%

Spanco Industries,         Greensboro, NC             North Carolina           100% - UMI
Inc.  ("SI")

[SI owns:         100%     Spanco International, Inc., ("SII"), a North Carolina corporation]

[SII owns:         83%     Unifi Latin America, S.A., a Columbian sociedad anonime;
                           the remainder of Spanco Latin America is presently owned  by:
                            1%  Unifi designees
                           16% Spanco - Panama, S.A. ]

GlenTouch Yarn             Altamahaw, NC             North Carolina            100% - UMI
Co., LLC

Unifi Receivables,         Las Vegas, NV             Nevada                     80% - USD
LLC                                                                             20% - UES
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